EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Second Quarter 2018 Results

ENGLEWOOD CLIFFS, N.J., July 26, 2018 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $17.5 million for the second quarter of 2018 compared with $4.3 million for the first quarter of 2018 and $7.7 million for the second quarter of 2017.  Diluted earnings per share were $0.54 for the second quarter of 2018 versus $0.13 earned in the first quarter of 2018 and $0.24 earned in the second quarter of 2017.

Adjusted net income amounted to $17.5 million, or $0.54 earnings per share, for the second quarter of 2018; $17.1 million, or $0.53 earnings per share, for the first quarter of 2018; and $13.3 million, or $0.41 earnings per share, for the second quarter of 2017.  Adjusted net income excludes taxi medallion after-tax charges of $13.4 million for the first quarter 2018 and $5.7 million for the second quarter 2017. In addition, adjusted net income for the first quarter of 2018 excludes $0.5 million of income tax benefit from ASU 2016-19, and $0.1 million for the second quarter 2017.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “We are extremely pleased with our second quarter performance, highlighted by record quarterly earnings.  In addition, we saw improvement in other metrics including deposit and loan growth, net interest margin, return on assets and tangible common equity, tangible book value per share, and credit quality.  Total loans increased by $112 million, or more than 10% on an annualized basis, from the prior quarter-end, while total deposits increased by $156 million, or more than 15% on an annualized basis.  Meanwhile, our net interest margin, which had contracted significantly during the first quarter due to market conditions and non-recurring items, widened from the sequential quarter by 5 basis-points including purchase accounting accretion, and by 2 basis-points when excluding such accretion.  The increase was largely a result of an increasing yield in the loan portfolio driven by repricing and higher origination rates, and a better overall asset mix, offset by increased funding costs, primarily related to deposits.  While net interest margin tightening remains the likely trend largely due to increasing deposit competition, loan spreads have begun to widen, albeit slightly, reflecting both loan mix and discipline.  Many of our performance metrics improved during the quarter and remain among the best in our industry.  Our efficiency ratio was 41.9%, return on average assets was 1.38%, and return on average tangible common equity was 16.6%, all reflecting underlying strong core performance as we remain focused on maximizing shareholder value.”

Mr. Sorrentino added, “In addition to our strong second quarter financial performance, I’m equally excited about our recently announced merger with Greater Hudson Bank, a premier community bank operating in Rockland, Orange and Westchester Counties in New York.  In addition to enhancing our market presence by expanding our footprint into the Hudson Valley, the transaction will provide new opportunities for accretive growth by combining our operating model and our technological capabilities with the Greater Hudson deposit rich franchise. The merger also aligns perfectly with our stated growth strategy, enabling us to more deeply penetrate the New York market and expand the ConnectOne model within the 75-mile radius of New York City in which we operate.  It provides our clients with even greater service while also enhancing our commercial lending capabilities, including establishing an SBA platform.  We believe Greater Hudson is a strong strategic fit for ConnectOne and the transaction remains on target to close in early 2019.”

Operating Results

Fully taxable equivalent net interest income for the second quarter of 2018 was $39.4 million, an increase of $0.8 million, or 2.1%, from the first quarter of 2018, resulting from a widening of the net interest margin to 3.31% from 3.26%, partially offset by a decrease in total average interest-earning assets of 0.6%.  Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.7 million during the second quarter of 2018 and $0.2 million during the first quarter of 2018.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.26% in the second quarter of 2018, widening by 2 basis-points from the first quarter of 2018 adjusted net interest margin of 3.24%.  The increase in the adjusted net interest margin was primarily attributable to a higher yield earned on loans and securities and an improved asset-mix, partially offset by increases in deposit funding costs.

Fully taxable equivalent net interest income for the second quarter of 2018 increased by $3.6 million, or 10.0%, from the second quarter of 2017, resulting from an increase in total average interest-earning assets of 14.5%, primarily loans, offset by a contraction in the net interest margin of 14 basis-points to 3.31% from 3.45%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.7 million during the second quarter of 2018 and $0.3 million during the second quarter of 2017.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.26% in the second quarter of 2018, contracting by 16 basis-points from the second quarter of 2017 adjusted net interest margin of 3.42%. The decrease in the adjusted net interest margin was primarily attributable to a long-term subordinated debt issuance, a change in the taxable equivalent adjustment due to the Tax Cuts and Jobs Act of 2017, and increased deposit rates, partially offset by higher rates earned on loans.

Noninterest income totaled $1.4 million in the second quarter of 2018, first quarter of 2018 and second quarter of 2017.  Noninterest income consists of income on bank owned life insurance, net gains on sales of loans held-for-sale and deposit service fees, loan fees, and other income.

Noninterest expenses totaled $17.1 million for the second quarter of 2018 and first quarter of 2018 and $25.3 million for the second quarter of 2017.  Noninterest expenses remained flat when compared to the prior sequential quarter.  Noninterest expenses decreased by $8.2 million from the prior year second quarter due primarily to a valuation allowance adjustment on taxi medallion loans held-for-sale of $9.7 million that occurred during the prior year quarter, offset by increases in the current quarter in salaries and employee benefits ($1.1 million) and other expenses ($0.4 million). The increases over the prior year second quarter were the result of increased levels of business and staff resulting from organic growth.

Income tax expense was $4.6 million for the second quarter of 2018, compared to $0.4 million for the first quarter of 2018 and $2.1 million for the second quarter of 2017.  Included in income tax expenses for the first quarter of 2018 was an income tax benefit of $0.5 million resulting from the effect of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting.  At the present time, the Company is projecting a 2018 effective tax rate of approximately 21%, exclusive of ASU 2016-09 benefits.

Asset Quality

The provision for loan losses was $1.1 million in the second quarter of 2018, $17.8 million in the first quarter of 2018 and $1.5 million in the second quarter of 2017.  The decrease of $16.7 million from the sequential first quarter was largely attributable to $17.0 million of provision in the first quarter related to the taxi medallion loan portfolio, partially offset by the impact of higher loan growth.  The decrease from the prior year quarter was mainly attributable to slightly slower loan growth.  The provision related to taxi medallions was due to decreases in the transfer values as reported by the New York City Taxi and Limousine Commission and a reduction in the Bank’s cash flow valuation model.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $50.8 million at June 30, 2018, $66.2 million at December 31, 2017 and $63.5 million at June 30, 2017. Included in nonperforming assets were taxi medallion loans totaling $28.9 million at June 30, 2018, $46.8 million at December 31, 2017 and $48.9 million at June 30, 2017.  Excluding the taxi medallion loans, nonaccrual loans were $20.8 million at June 30, 2018, $18.8 million at December 31, 2017 and $14.1 million at June 30, 2017, representing a ratio of nonaccrual loans (excluding taxis) to loans receivable of 0.48%, 0.46% and 0.37%, respectively.  Nonperforming assets as a percentage of total assets were 0.96% at June 30, 2018, 1.29% at December 31, 2017 and 1.36% at June 30, 2017.

The net loan charge-offs (recoveries) ratio was 0.00% for the second quarter of 2018, 0.01% for the fourth quarter of 2017 and (0.01%) for the second quarter of 2017. The allowance for loan losses represented 0.77%, 0.76%, and 0.76% of loans receivable as of June 30, 2018, December 31, 2017 and June 30, 2017, respectively.   The allowance for loan losses as a percentage of nonaccrual loans was 67.6% as of June 30, 2018, 48.4% as of December 31, 2017 and 45.1% as of June 30, 2017.  Excluding the taxi medallion loans, allowance for loan losses as a percentage of nonaccrual loans was 161.7% as of June 30, 2018, 168.4% as of December 31, 2017 and 202.1% as of June 30, 2017.

Selected Balance Sheet Items

At June 30, 2018, the Company’s total assets were $5.3 billion, an increase of $167 million from December 31, 2017, largely the result of an increase in total loans (loan originations less pay-downs and pay-offs) of $165 million. The Company’s stockholders’ equity was $579 million at June 30, 2018, an increase of $13 million from December 31, 2017. The increase in stockholders’ equity was primarily attributable to increases in retained earnings of $18 million, primarily offset by decreases in other comprehensive losses of $5 million.  As of June 30, 2018, the Company’s tangible common equity ratio and tangible book value per share were 8.40% and $13.38, respectively.  As of December 31, 2017, the tangible common equity ratio and tangible book value per share were 8.41% and $13.01, respectively. Total goodwill and other intangible assets were approximately $148 million as of June 30, 2018 and December 31, 2017.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Second Quarter 2018 Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on July 26, 2018 to review the Company's financial performance and operating results.  The conference call dial-in number is 334-323-0522, access code 7122269. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Shareholders" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, July 26, 2018 and ending on Thursday, August 2, 2018 by dialing 719-457-0820, access code 7122269. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 21 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	June 30,	December 31,	June 30,
	2018	2017	2017
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$56,931	$52,565	$54,305
Interest-bearing deposits with banks	119,238	97,017	92,203
Cash and cash equivalents	176,169	149,582	146,508

Securities available-for-sale	400,015	435,284	402,130
Equity securities	11,559	-	-

Loans held-for-sale	-	24,845	51,124

Loans receivable	4,360,854	4,171,456	3,761,572
Less: Allowance for loan losses	33,594	31,748	28,401
Net loans receivable	4,327,260	4,139,708	3,733,171

Investment in restricted stock, at cost	32,441	33,497	32,152
Bank premises and equipment, net	20,389	21,659	21,630
Accrued interest receivable	16,754	15,470	13,194
Bank owned life insurance	112,275	111,311	99,777
Other real estate owned	1,076	538	580
Goodwill	145,909	145,909	145,909
Core deposit intangibles	2,027	2,364	2,702
Other assets	29,494	28,275	32,403
Total assets	$5,275,368	$5,108,442	$4,681,280

LIABILITIES
Deposits:
Noninterest-bearing	$765,150	$776,843	$695,522
Interest-bearing	3,140,260	3,018,285	2,734,851
Total deposits	3,905,410	3,795,128	3,430,373
Borrowings	628,995	670,077	626,173
Subordinated debentures (net of $1,763, $456 and $539 in debt issuance costs)	128,392	54,699	54,616
Other liabilities	34,014	23,101	23,945
Total liabilities	4,696,811	4,543,005	4,135,107

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	412,546	412,546	412,546
Additional paid-in capital	13,756	13,602	12,377
Retained earnings	177,619	160,025	141,178
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive loss	(8,647)	(4,019)	(3,211)
Total stockholders' equity	578,557	565,437	546,173
Total liabilities and stockholders' equity	$5,275,368	$5,108,442	$4,681,280

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	06/30/18	06/30/17	06/30/18	06/30/17
Interest income
Interest and fees on loans	$49,494	$40,632	$96,519	$78,638
Interest and dividends on investment securities:
Taxable	2,150	1,799	4,037	3,347
Tax-exempt	778	831	1,592	1,785
Dividends	502	290	987	620
Interest on federal funds sold and other short-term investments	160	139	424	385
Total interest income	53,084	43,691	103,559	84,775
Interest expense
Deposits	9,169	5,495	16,857	10,604
Borrowings	4,970	3,095	9,610	5,929
Total interest expense	14,139	8,590	26,467	16,533

Net interest income	38,945	35,101	77,092	68,242
Provision for loan losses	1,100	1,450	18,900	2,550
Net interest income after provision for loan losses	37,845	33,651	58,192	65,692

Noninterest income
Income on bank owned life insurance	775	714	1,549	1,417
Net gains on sale of loans held-for-sale	12	49	29	70
Deposit, loan and other income	601	659	1,217	1,341
Net gains on sale of investment securities	-	-	-	1,596
Total noninterest income	1,388	1,422	2,795	4,424

Noninterest expenses
Salaries and employee benefits	9,736	8,632	19,415	16,838
Occupancy and equipment	2,031	1,991	4,174	4,246
FDIC insurance	765	815	1,615	1,710
Professional and consulting	825	734	1,548	1,452
Marketing and advertising	337	289	544	545
Data processing	1,091	1,149	2,239	2,298
Amortization of core deposit intangible	169	193	338	386
Increase in valuation allowance, loans held-for-sale	-	9,725	-	12,325
Other expenses	2,154	1,775	4,294	3,752
Total noninterest expenses	17,108	25,303	34,167	43,552

Income before income tax expense	22,125	9,770	26,820	26,564
Income tax expense	4,598	2,087	5,042	7,001
Net income	$17,527	$7,683	$21,778	$19,563

Earnings per common share:
Basic	$0.54	$0.24	$0.68	$0.61
Diluted	0.54	0.24	0.67	0.60

Dividends per common share	$0.075	$0.075	$0.150	$0.150

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
Selected Financial Data	(dollars in thousands)
Total assets	$5,275,368	$5,158,368	$5,108,442	$4,844,755	$4,681,280
Loans receivable:
Commercial	808,604	768,640	781,698	641,613	610,442
Commercial real estate	1,282,426	1,275,764	1,232,037	1,254,720	1,218,995
Multifamily	1,480,243	1,400,420	1,403,256	1,330,485	1,251,962
Commercial construction	498,607	479,190	483,216	399,453	431,049
Residential	288,449	278,985	271,795	264,244	251,108
Consumer	5,637	2,461	2,808	1,912	2,005
Gross loans	4,363,966	4,205,460	4,174,810	3,892,427	3,765,561
Unearned net origination fees	(3,112)	(2,781)	(3,354)	(3,138)	(3,989)
Loans receivable	4,360,854	4,202,679	4,171,456	3,889,289	3,761,572
Loans held-for-sale (net of valuation allowance)	-	45,886	24,845	89,386	51,124
Total loans	$4,360,854	$4,248,565	$4,196,301	$3,978,675	$3,812,696

Investment securities	$411,574	$435,929	$435,284	$400,516	$402,130
Goodwill and other intangible assets	147,936	148,104	148,273	148,442	148,611
Deposits:
Noninterest-bearing demand	765,150	739,174	776,843	719,582	695,522
Time deposits	1,315,843	1,255,654	1,179,969	1,078,359	982,328
Other interest-bearing deposits	1,824,417	1,754,759	1,838,316	1,825,828	1,752,523
Total deposits	$3,905,410	$3,749,587	$3,795,128	$3,623,769	$3,430,373

Borrowings	$628,995	$695,032	$670,077	$585,124	$626,173
Subordinated debentures (net of issuance costs)	128,392	128,310	54,699	54,657	54,616
Total stockholders' equity	578,557	564,266	565,437	557,691	546,173

Quarterly Average Balances
Total assets	$5,104,661	$5,088,823	$4,916,549	$4,713,487	$4,495,008
Loans receivable:
Commercial	808,764	820,562	761,147	671,525	603,733
Commercial real estate (including multifamily)	2,654,276	2,643,466	2,566,959	2,502,846	2,337,499
Commercial construction	494,092	482,391	439,629	418,439	451,038
Residential	282,504	275,263	268,047	255,755	246,864
Consumer	5,685	4,659	3,849	2,555	2,929
Gross loans	4,245,321	4,226,341	4,039,631	3,851,120	3,642,063
Unearned net origination fees	(3,208)	(3,110)	(3,485)	(3,724)	(3,967)
Loans receivable	4,242,113	4,223,231	4,036,146	3,847,396	3,638,096
Loans held-for-sale	30,099	24,766	57,812	51,008	61,259
Total loans	$4,272,212	$4,247,997	$4,093,958	$3,898,404	$3,699,355

Investment securities	424,854	437,141	417,560	398,635	391,965
Goodwill and other intangible assets	148,046	148,215	148,383	148,553	148,737
Deposits:
Noninterest-bearing demand	719,372	724,471	712,391	688,707	667,461
Time deposits	1,280,471	1,207,368	1,114,670	1,005,997	976,012
Other interest-bearing deposits	1,765,577	1,815,122	1,855,688	1,816,162	1,712,875
Total deposits	$3,765,420	$3,746,961	$3,682,749	$3,510,866	$3,356,348

Borrowings	$613,763	$630,117	$588,260	$570,711	$514,161
Subordinated debentures (net of issuance costs)	128,339	115,182	54,672	54,630	54,590
Total stockholders' equity	574,992	575,029	567,308	556,620	549,748

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
	(dollars in thousands, except for per share data)
Net interest income	$38,945	$38,147	$39,808	$37,019	$35,101
Provision for loan losses	1,100	17,800	2,000	1,450	1,450
Net interest income after provision for loan losses	37,845	20,347	37,808	35,569	33,651
Noninterest income
Income on bank owned life insurance	775	774	779	985	714
Net gains on sale of loans held-for-sale	12	17	588	50	49
Deposit, loan and other income	601	616	657	721	659
Total noninterest income	1,388	1,407	2,024	1,756	1,422
Noninterest expenses
Salaries and employee benefits	9,736	9,679	9,418	8,872	8,632
Occupancy and equipment	2,031	2,143	1,948	1,969	1,991
FDIC insurance	765	850	935	840	815
Professional and consulting	825	723	671	740	734
Marketing and advertising	337	207	226	225	289
Data processing	1,091	1,148	1,069	1,176	1,149
Amortization of core deposit intangible	169	169	169	169	193
Increase in valuation allowance, loans held-for-sale	-	-	267	3,000	9,725
Other expenses	2,154	2,140	1,863	1,650	1,775
Total noninterest expenses	17,108	17,059	16,566	18,641	25,303

Income before income tax expense	22,125	4,695	23,266	18,684	9,770
Income tax expense	4,598	444	12,686	5,607	2,087
Net income	$17,527	$4,251	$10,580	$13,077	$7,683

Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:
Net income	$17,527	$4,251	$10,580	$13,077	$7,683
Deferred tax valuation charge	-	-	5,574	-	-
Tax benefit on employee share-based awards (ASU 2016-09)	(49)	(541)	-	-	(133)
Provision related to taxi medallion loans (after taxes)	-	13,430	-	-	-
Increase in valuation allowance, loans held-for-sale (after taxes)	-	-	182	1,776	5,719
Net income-adjusted	$17,478	$17,140	$16,336	$14,853	$13,269
Weighted average diluted shares outstanding	32,321,150	32,238,048	32,252,759	32,182,016	32,255,770
Diluted EPS (GAAP)	$0.54	$0.13	$0.33	$0.41	$0.24
Diluted EPS-adjusted (Non-GAAP) (1)	0.54	0.53	0.51	0.46	0.41

Return on Assets Measures
Net income-adjusted	$17,478	$17,140	$16,336	$14,853	$13,269

Average assets	$5,104,661	$5,088,823	$4,916,549	$4,713,487	$4,495,008
Less: average intangible assets	(148,046)	(148,215)	(148,383)	(148,553)	(148,737)
Average tangible assets	$4,956,615	$4,940,608	$4,768,166	$4,564,934	$4,346,271
Return on avg. assets (GAAP)	1.38%	0.34%	0.85%	1.10%	0.69%
Return on avg. assets-adjusted (non-GAAP) (2)	1.37	1.37	1.32	1.25	1.18

(1) Represents adjusted earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$17,478	$17,140	$16,336	$14,853	$13,269

Average common equity	$574,992	$575,029	$567,308	$556,620	$549,748
Less: average intangible assets	(148,046)	(148,215)	(148,383)	(148,553)	(148,737)
Average tangible common equity	$426,946	$426,814	$418,925	$408,067	$401,011

Return on avg. common equity (GAAP)	12.23%	3.00%	7.40%	9.32%	5.61%
Return on avg. common equity-adjusted (non-GAAP) (3)	12.19	12.09	11.42	10.59	9.68
Return on avg. tangible common equity (non-GAAP) (4)	16.58	4.15	10.11	12.81	7.80
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	16.53	16.40	15.57	14.54	13.39

Efficiency Measures
Total noninterest expenses	$17,108	$17,059	$16,566	$18,641	$25,303
Increase in valuation allowance, loans held-for-sale	-	-	(267)	(3,000)	(9,725)
Foreclosed property expense	(11)	(51)	(32)	(46)	(71)
Operating noninterest expense	$17,097	$17,008	$16,267	$15,595	$15,507

Net interest income (tax equivalent basis)	$39,409	$38,610	$40,744	$37,929	$35,839
Noninterest income	1,388	1,407	2,024	1,756	1,422
Operating revenue	$40,797	$40,017	$42,768	$39,685	$37,261

Operating efficiency ratio (non-GAAP) (6)	41.9%	42.5%	38.0%	39.3%	41.6%

Net Interest Margin
Average interest-earning assets	$4,771,523	$4,799,453	$4,603,659	$4,378,537	$4,168,344

Net interest income (tax equivalent basis)	$39,409	$38,610	$40,744	$37,929	$35,839
Impact of purchase accounting fair value marks	(680)	(240)	(1,026)	(317)	(316)
Adjusted net interest income (tax equivalent basis)	$38,729	$38,370	$39,718	$37,612	$35,523

Net interest margin (GAAP)	3.31%	3.26%	3.51%	3.44%	3.45%
Adjusted net interest margin (non-GAAP) (7)	3.26	3.24	3.42	3.41	3.42

(3) Adjusted earnings available to common stockholders divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangibles assets divided by average tangible common equity.
(5) Adjusted earnings available to common stockholders divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$578,557	$564,266	$565,437	$557,691	$546,173
Less: intangible assets	(147,936)	(148,104)	(148,273)	(148,442)	(148,611)
Tangible common equity	$430,621	$416,162	$417,164	$409,249	$397,562

Total assets	$5,275,368	$5,158,368	$5,108,442	$4,844,755	$4,681,280
Less: intangible assets	(147,936)	(148,104)	(148,273)	(148,442)	(148,611)
Tangible assets	$5,127,432	$5,010,264	$4,960,169	$4,696,313	$4,532,669

Common shares outstanding	32,184,047	32,175,233	32,071,860	32,015,317	32,015,317

Common equity ratio (GAAP)	10.97%	10.94%	11.07%	11.51%	11.67%
Tangible common equity ratio (non-GAAP) (8)	8.40	8.31	8.41	8.71	8.77

Regulatory capital ratios (Bancorp):
Leverage ratio	8.93%	8.65%	8.92%	9.13%	9.33%
Common equity Tier 1 risk-based ratio	9.33	9.14	9.15	9.40	9.48
Risk-based Tier 1 capital ratio	9.44	9.25	9.26	9.52	9.60
Risk-based total capital ratio	12.81	12.66	11.04	11.34	11.46
Regulatory capital ratios (Bank):
Leverage ratio	10.43%	10.20%	9.84%	10.11%	10.34%
Common equity Tier 1 risk-based ratio	11.02	10.91	10.21	10.54	10.64
Risk-based Tier 1 capital ratio	11.02	10.91	10.21	10.54	10.64
Risk-based total capital ratio	12.42	12.31	10.90	11.22	11.32

Book value per share (GAAP)	$17.98	$17.54	$17.63	$17.42	$17.06
Tangible book value per share (non-GAAP) (9)	13.38	12.93	13.01	12.78	12.42

Net Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$47	$17,038	$156	$-	$10
Recoveries	(12)	(19)	(34)	(20)	(60)
Net loan charge-offs (recoveries)	$35	$17,019	$122	$(20)	$(50)
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.00%	1.63%	0.01%	(0.00)%	(0.01)%

Asset Quality
Nonaccrual taxi medallion loans	$28,944	$29,405	$46,765	$47,430	$48,884
Nonaccrual loans (excluding taxi medallion loans)	20,771	20,631	18,848	13,755	14,055
Other real estate owned	1,076	1,076	538	-	580
Total nonperforming assets	$50,791	$51,112	$66,151	$61,185	$63,519

Performing troubled debt restructurings	$12,827	$14,349	$14,920	$12,749	$10,221

Allowance for loan losses ("ALLL")	$33,594	$32,529	$31,748	$29,870	$28,401

Loans receivable	$4,360,854	$4,202,679	$4,171,456	$3,889,289	$3,761,572
Less: taxi medallion loans	28,944	29,405	46,765	-	-
Loans receivable (excluding taxi medallion loans)	$4,331,910	$4,173,274	$4,124,691	$3,889,289	$3,761,572

Loans held-for-sale (taxi medallion loans)	$-	$-	$-	$47,430	$50,891

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.48%	0.49%	0.46%	0.35%	0.37%
Nonaccrual loans as a % of loans receivable	1.14	1.19	1.57	1.57	1.67
Nonperforming assets as a % of total assets	0.96	0.99	1.29	1.26	1.36
ALLL as a % of loans receivable	0.77	0.77	0.76	0.77	0.76
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	161.7	157.7	168.4	217.2	202.1
ALLL as a % of nonaccrual loans	67.6	65.0	48.4	48.8	45.1

(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$432,493	$3,136	2.91%	$441,563	$2,917	2.68%	$390,462	$3,079	3.16%
Total loans (2) (3) (4)	4,272,212	49,750	4.67	4,247,997	47,272	4.51	3,699,355	40,921	4.44
Federal funds sold and interest-
bearing deposits with banks	35,315	159	1.81	78,194	264	1.37	52,099	139	1.07
Restricted investment in bank stock	31,503	502	6.39	31,699	485	6.21	26,428	290	4.40
Total interest-earning assets	4,771,523	53,547	4.50	4,799,453	50,938	4.30	4,168,344	44,429	4.28
Allowance for loan losses	(32,668)			(32,113)			(27,355)
Noninterest-earning assets	365,806			321,483			354,019
Total assets	$5,104,661			$5,088,823			$4,495,008

Interest-bearing liabilities:
Time deposits	$1,280,471	5,830	1.83	$1,207,368	4,788	1.61	$976,012	3,311	1.36
Other interest-bearing deposits	1,765,577	3,338	0.76	1,815,122	2,900	0.65	1,712,875	2,184	0.51
Total interest-bearing deposits	3,046,048	9,168	1.21	3,022,490	7,688	1.03	2,688,887	5,495	0.82

Borrowings	613,763	3,091	2.02	630,117	2,926	1.88	514,161	2,244	1.75
Subordinated debentures (5)	128,339	1,840	5.75	115,182	1,674	5.89	54,590	810	5.95
Capital lease obligation	2,589	39	6.04	2,622	40	6.19	2,720	41	6.05
Total interest-bearing liabilities	3,790,739	14,138	1.50	3,770,411	12,328	1.33	3,260,358	8,590	1.06

Noninterest-bearing demand deposits	719,372			724,471			667,461
Other liabilities	19,558			18,912			17,441
Total noninterest-bearing liabilities	738,930			743,383			684,902
Stockholders' equity	574,992			575,029			549,748
Total liabilities and stockholders' equity	$5,104,661			$5,088,823			$4,495,008

Net interest income (tax equivalent basis)		39,409			38,610			35,839
Net interest spread (6)			3.00%			2.97%			3.22%

Net interest margin (7)			3.31%			3.26%			3.45%

Tax equivalent adjustment		(463)			(463)			(738)
Net interest income		$38,946			$38,147			$35,101

(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate as of June 30, 2018 and March 31, 2018 and a 35% federal tax rate as of June 30, 2017.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,816, $1,639, and $565 as of June 30, 2018, March 31, 2018 and June 30, 2017, respectively
Amortization expense related to debt issuance costs included in interest expense was $82, $86 and $41 as of June 30, 2018, March 31, 2018 and
June 30, 2017, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532; twalter@mww.com